UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2017

INSTITUTIONAL FINANCIAL MARKETS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03                                           Amendment to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 30, 2017, Institutional Financial Markets, Inc., a Maryland corporation (the “Company”), filed two Articles of Amendment to its charter (together, the “Articles of Amendment”) with the State Department of Assessments and Taxation of Maryland, pursuant to which the Company, as previously announced, (i) changed its name to “Cohen & Company Inc.”; (ii) effected a 1-for-10 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding shares of common stock, par value $0.001 per share; and (iii) increased the par value of the Company’s common stock from $0.001 per share to $0.01 per share.  The Articles of Amendment both became effective as of 5:00 p.m. (Eastern Daylight Time) on September 1, 2017 (the “Effective Time”) and were both duly approved by the Board of Directors of the Company without stockholder approval in accordance with the Maryland General Corporation Law.

Pursuant to the Articles of Amendment, effective as of the Effective Time, (i) every ten shares of the Company’s issued and outstanding common stock, par value $0.001 per share, automatically and without any action on the part of the holders thereof combined into one share of common stock, par value $0.01 per share; and (ii) the par value of the Company’s common stock increased from $0.001 per share to $0.01 per share.  No fractional shares were issued in connection with the Reverse Stock Split.  Instead, a stockholder who otherwise would have been entitled to receive fractional shares of common stock as a result of the Reverse Stock Split became entitled to receive from the Company cash in lieu of such fractional shares in an amount equal to the product of (i) the number of such fractional shares, multiplied by (ii) the volume weighted average closing price of the common stock on the five trading days prior to, and excluding, September 1, 2017, as reported by the NYSE American LLC.

As a result of the Reverse Stock Split, the number of issued and outstanding shares of the Company’s common stock was reduced to approximately 1,263,293 shares.  Each stockholder’s percentage ownership in the Company remained unchanged as a result of the Reverse Stock Split, except for any minor changes resulting from the payment of cash in lieu of fractional shares.  Further, each common stockholder’s rights and privileges and proportional voting power remained unchanged as a result of the Reverse Stock Split, except for any minor changes resulting from the payment of cash in lieu of fractional shares.  There was no change to the number of authorized shares of the Company’s common stock as a result of the Reverse Stock Split.  As a result of the Reverse Stock Split, the number of votes entitled to be cast by the holders of the Company’s Series E Non-Convertible Preferred Stock was automatically proportionately decreased.

In connection with the name change, the trading symbol for the Company’s common stock, which is listed on the NYSE American Stock Exchange, has changed from “IFMI” to “COHN.”

The new CUSIP number for the Company’s common stock is 19249M 102.

The foregoing summary of the Articles of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Amendment, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2 and are incorporated herein by reference.

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Item 9.01                                           Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description
3.1*	Articles of Amendment Regarding Name Change.
3.2*	Articles of Amendment Regarding Reverse Stock Split and Increase in Par Value.

* Filed electronically herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTITUTIONAL FINANCIAL MARKETS, INC.

Date: September 1, 2017	By:	/s/ Joseph W. Pooler, Jr.
		Name:	Joseph W. Pooler, Jr.
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

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